Exhibit 99.02
/C O R R E C T I O N — Cardiogenesis Corporation/
     In the news release, Cardiogenesis Reports Second Quarter 2007 Results, issued earlier today by Cardiogenesis Corporation (OTC: CGCP) over PR Newswire, we are advised by the company that the ninth paragraph, first sentence, should read “Cardiogenesis reported operating income of $209,000 for the first six months of 2007 as compared with operating income of $266,000 for the same period in the prior year” rather than “Cardiogenesis reported a second quarter 2007 operating income of $209,000 as compared with operating income of $266,000 in the prior year quarter” as originally issued inadvertently.